Sino Gas International Holdings Inc. Enters Into Merger Agreement For “Going Private” Transaction

BEIJING and SALT LAKE CITY, April 2, 2014 – Sino Gas International Holdings Inc. ("Sino Gas" or the "Company"), a holding company that is engaged in the development of natural gas distribution systems and the distribution, of natural gas to residential and industrial customers in small- and medium-sized cities in the People’s Republic of China, today announced that it has entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Prosperity Gas Holdings Limited, a Cayman Islands exempted company (“Parent”) and Merger Sub Gas Holdings Inc., a Utah corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Parent will acquire the Company for US$1.30 per share of the Company’s common stock without interest (the “Merger Consideration”). The Merger Consideration represents a 160% premium over the previously announced offer price of $0.5, a 165% premium over the closing price of $0.49 per share of Company common stock as quoted by OTC Bulletin Board on December 6 2013, and a 166% premium to the volume-weighted average price of the Company’s common stock during the 30 trading days prior to December 6, 2013, the last trading day prior to the Company’s announcement on December 8, 2013 that it had received a “going private” proposal from Mr. Yuchuan Liu, the Company's Chairman and Chief Executive Officer, and an affiliate of Morgan Stanley Private Equity Asia. The Merger Consideration implies an equity value of the Company of approximately US$74.9 million, on a fully diluted basis.

Parent intends to finance the Merger through a combination of (i) an equity commitment of approximately US$28.96 million by MSPEA Gas Holdings Limited, an affiliate of Morgan Stanley Private Equity Asia, (ii) an equity commitment of US$37.45 million by Zhongyu Gas Holdings Limited, a company listed on the Hong Kong Stock Exchange and a leading gas service operator in China, and (iii) rollover equity contributed by Mr. Liu through his investment vehicle.

Pursuant to the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into the Company with the Company surviving the merger and becoming a wholly-owned subsidiary of Parent (the “Merger”). In connection with and at the effective time of the Merger, each share of the Company’s common stock that is outstanding immediately prior to the effective time of the Merger will be cancelled in consideration for the right to receive $1.30 in cash without interest (the “Merger Consideration”), except for (a) shares to be rolled over by Mr. Liu in connection with the Merger, which will be cancelled for no consideration at the effective time of the Merger, and (b) shares of the Company’s common stock owned by shareholders who have exercised and not effectively withdrawn or lost the right of dissent in accordance with applicable Utah law, which shares will be cancelled at the effective time of the Merger and will entitle the former holders thereof to receive the appraised value thereon in accordance with applicable Utah law.

Following the effective time of the Merger, Parent will be beneficially owned by Mr. Liu, an affiliate or affiliates of Morgan Stanley Private Equity Asia and Zhongyu Gas Holdings Limited. Currently, Mr. Liu beneficially owns an aggregate of approximately 11.3% of the outstanding shares of the Company’s common stock.

The Company’s board of directors, acting upon the unanimous recommendation of a special committee comprised solely of directors of the Company who are independent and unaffiliated with any of Parent, Merger Sub, Mr. Liu, Morgan Stanley Private Equity Asia or its affiliates, Zhongyu Gas Holdings Limited or any of the management members of the Company (the “Special Committee”), approved the Merger Agreement and the Merger and resolved to recommend that the Company’s shareholders vote to approve the Merger Agreement and the Merger. The Special Committee exclusively negotiated the terms of the Merger Agreement with the assistance of its financial and legal advisors.

The Merger, which is currently expected to close in the second quarter of 2014, is subject to the approval of the Merger Agreement and the Merger at the Company’s shareholders’ meeting by both holders of at least a majority of the issued and outstanding shares of the Company’s common stock, as well as other customary conditions.

Concurrently with the execution of the Merger Agreement, Mr. Liu’s investment vehicle has entered into a voting agreement with Parent whereby Mr. Liu’s investment vehicle will, among other things, to vote all of the shares of the Company’s common stock beneficially owned by him in favor of the approval of the Merger Agreement and the Merger, representing approximately 11.3% of the outstanding shares of the Company’s common stock. If completed, the Merger will result in the Company becoming a privately-held company and its common stock will no longer be publicly traded.

Ohrenstein & Brown, LLC is serving as United States legal advisor to the Special Committee and Houlihan Lokey (China) Limited is serving as financial advisor to the Special Committee. Cadwalader, Wickersham & Taft LLP is serving as United States legal advisor to the Company.

Skadden, Arps, Slate, Meagher & Flom LLP is serving as United States legal advisor to the buyer consortium. Cleary, Gottlieb, Steen & Hamilton LLP is serving as United States and Hong Kong legal advisor to Zhongyu Gas Holdings Limited. Winston & Strawn LLP is serving as United States legal advisor to Mr. Yuchuan Liu.

Additional Information about the Merger

The Company will furnish to the Securities and Exchange Commission (the “SEC”) a report on Form 8-K regarding the Merger, which will include the Merger Agreement. All parties desiring details regarding the Merger are urged to review these documents, which will be available at the SEC’s website (http://www.sec.gov).

In connection with the Merger, the Company will prepare and mail a proxy statement to its shareholders. In addition, certain participants in the Merger will prepare and mail to the Company’s shareholders a Schedule 13E-3 transaction statement. These documents will be filed with or furnished to the SEC. INVESTORS AND SHAREHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THESE MATERIALS AND OTHER MATERIALS FILED WITH OR FURNISHED TO THE SEC WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE MERGER AND RELATED MATTERS. In addition to receiving the proxy statement and Schedule 13E-3 transaction statement by mail, shareholders also will be able to obtain these documents, as well as other filings containing information about the Company, the Merger and related matters, without charge, from the SEC’s website (http://www.sec.gov) or at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies from our shareholders with respect to the Merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in the proxy statement and Schedule 13E-3 transaction statement relating to the Merger when it is filed with the SEC. Additional information regarding the interests of such potential participants will be included in the proxy statement and Schedule 13E-3 transaction statement and the other relevant documents filed with the SEC when they become available.

This announcement is neither a solicitation of proxy, an offer to purchase nor a solicitation of an offer to sell any securities and it is not a substitute for any proxy statement or other filings that may be made with the SEC should the Merger proceed.

About Sino Gas International Holdings Inc.

The Company, is a leading developer of natural gas distribution systems in small and medium size cities in China, as well as a distributor of natural gas to residential, commercial and industrial customers in China. The Company owns and operates natural gas distribution systems in Beijing, Hebei, Jilin, Jiangsu, and Yunnan Provinces. The Company's website is: http://www.sino-gas.com

Cautionary Note Regarding Forward-Looking Statements

This document may include certain statements that are not descriptions of historical facts, but are forward-looking statements. Such statements include, among others, those concerning expected benefits and costs of the proposed Merger; management plans relating to the Merger; the expected timing of the completion of the Merger; the parties’ ability to complete the Merger considering the various closing conditions, including any conditions related to regulatory approvals, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “will,” “should,” “may,” “believes,” “expects” or similar expressions. Such information is based upon expectations of the Company’s management that were reasonable when made but may prove to be incorrect. All of such assumptions are inherently subject to uncertainties and contingencies beyond the Company’s control and based upon premises with respect to future business decisions, which are subject to change. Risks and uncertainties that may cause actual results to differ from the forward-looking statements contained in this press release include, but are not limited to, those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2012, as amended, and in other reports filed with the United States Securities and Exchange Commission and available at www.sec.gov. The Company assumes no obligation to update any such forward-looking statements.